Exhibit 99.1

FOR:       Consolidated Graphics, Inc.

CONTACT:           G. Christopher Colville
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Lindsay Hatton
Financial Dynamics
(212) 850-5600

FOR IMMEDIATE RELEASE

CONSOLIDATED GRAPHICS INTRODUCES CGXSolutions

- CGXmedia Rebranded as CGXSolutions -

HOUSTON, TEXAS – June 24, 2004 – Consolidated Graphics, Inc. (NYSE:CGX) today announced that CGXmedia will now operate under the name CGXSolutions, with the tagline “Technology for Print.”  Utilizing an enhanced, customer-focused format, CGXSolutions will offer the extensive range of value-added print procurement, production and workflow management services developed under CGXmedia.  Going forward, CGXSolutions will continue to identify and develop innovative, technologically-advanced applications that complement Consolidated Graphics’ comprehensive array of printing capabilities and emphasize its commitment to exceptional customer service.

“Our Consolidated Graphics’ National Sales team spearheaded the development of the new CGXSolutions framework in order to best leverage the power of the CGXmedia applications with our national presence and extensive print capabilities,” commented Joe R. Davis, Chairman and Chief Executive Officer.  “Through CGXSolutions, Consolidated Graphics is committed to offering our clients state-of-the-art technology that takes our commercial printing capabilities far beyond putting ink on paper and differentiates us within the commercial printing industry.”

The products and services offered through CGXSolutions provide unparalleled efficiency, convenience and control in managing a wide array of commercial printing needs.  These include online asset library (formerly OPAL), which preserves electronic assets such as photos, logos and documents, allowing users to securely retrieve and share these assets from any Web browser; online print procurement (formerly COIN and GOLD), which enables customers to direct and oversee all aspects of ordering, proofing, printing, shipping and inventory management from a convenient and cost-effective online platform; and online remote proofing, which allows our customers to remotely use a “ready-for-print” proof to check everything from content to color density.  Additional CGXSolutions products and services include fulfillment, internet services, CD-ROM and DVD development and production, foreign language translation, and variable data and on-demand printing.

-MORE-

Consolidated Graphics, Inc. is one of the nation’s leading commercial sheet-fed, web and digital printing companies.  Through its network of printing companies in 25 states, the Company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country.  Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXSolutions.  Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization.  For more information, visit the Company’s Web site at www.consolidatedgraphics.com.

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements.  Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission.  The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today.  Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.

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